EXHIBIT 21.1


                            WISCONSIN ENERGY CORPORATION
                            ----------------------------


The following are subsidiaries of Wisconsin Energy Corporation

     Badger Service Company

     ESL Acquisition, Inc. *

     Minergy Corporation

     WEC International Inc.

     WEC Sub Corp.*

     Wisconsin Electric Power Company

     Wisconsin Michigan Investment Corporation

     Wispark Corporation

     Wisvest Corporation

     Witech Corporation


     * Non-operating companies.

























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